UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                February 8, 2007
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

                           P.O. Box 2115, Addison, TX
                                   75001-2115
               (Address of principal executive offices) (ZIP Code)

                                1(214)236 - 8480
          (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    -------------------------------------------------------------

ITEM 5.02.  ELECTION OF DIRECTORS

     On January 10, 2007, by unanimous written consent of the Board of Directors of the Corporation, pursuant to authority under Section 4 of the bylaws of the Registrant and applicable Nevada law, the Board of Directors agreed to the Appointment of Jack W. Eversull to the Board of Directors. On February 5, 2007, Jack Eversull officially accepted the invitation and began service as a member of the Board of Directors of the Corporation. Biographical information about Mr. Eversull is as follows:

Jack W. Eversull is currently President of The Eversull Group (TEG), an investor relations company based in Dallas, Texas, USA. Mr. Eversull has a Bachelor of Science degree in Business Administration & Accounting from Northwestern State University and a Masters of Business Administration (MBA), with emphasis in Finance & Marketing, from Louisiana State University, Baton Rouge, Louisiana, USA. Mr. Eversull founded TEG in 1997, after retiring from Atmos Energy Corporation at age 55, with 34 years of service. His positions at Atmos and companies acquired by Atmos included Vice President of Investor Relations (1989-1997); System Senior Vice President, Governmental Affairs & Investor Relations,(1988-1989); Division Vice President (now titled Division President) Trans Louisiana Gas Company after acquisition by Atmos' predecessor (1987-1988); Senior Vice President of Operations, Trans Louisiana Gas Company, a publicly traded natural gas utility (1983-1987); and Management & officer positions for Central Louisiana Electric Company, Trans Louisiana Gas Company, Celeron, (1964-1983).

During his tenure as Vice President of Investor Relations at Atmos, Mr. Eversull was responsible for the following achievements: (a)Guided Atmos to a #86 ranking in Better Investing's Top 100 stocks in America; (b) Atmos was Listed in Better Investing's Top 25 Most Popular Stocks by individual investors; (c) Atmos' market capitalization increased from less than $60 million to over $900 million;
(d) Atmos' percentage of record holders reinvesting their dividends increased from 22% to over 90% - the highest reinvestment rate of any corporation; (e) Atmos' analyst coverage increased from 1 to 14; (f) Improved Atmos' favorable proxy vote from 60 -70% to averaging over 95% for non-discretionary voting; (g) Organized road show & communication effort, with another public utility opposing, for the proxy vote for Atmos - United Cities merger with 98% favorable proxy vote on both sides; and (h) was one of the first to design & implement a Direct Stock Purchase Plan (DSPP).

Mr. Eversull has been active in the Investor Relations profession for many years. He is past president of the Dallas-Fort Worth chapter of the Investor
Relations Institute chapter; past chairperson for the Southwest Regional Investor Relations Institute conference; past member of the National Investor Relations Institute Board of Directors; and past committee member for the first two Bi-annual American Gas Association investor relations workshops. He is frequently written about or quoted in national and international IR publications and sought as a speaker for IR conferences, seminars & workshops. He has been a leader in developing innovative IR programs. Personal recognition has included the Clayton Frost Memorial Award, presented by The United States Jaycees to the Outstanding State Jaycee Presidents nationally; Three-time recipient of the Manager of the Year Award at Central Louisiana Electric Company; recipient of the President's Trophy for Outstanding Division at Central Louisiana Electric Company; and Outstanding Business Graduate, Northwestern State University. Mr. Eversull is also President of Capital Investment Enterprises, Inc, a commercial real estate firm, and serves on boards & advisory councils for several other firms.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired

               None

     (b)  Pro Forma Financial Statements

               None

     (c)  Exhibits

               None



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007


                                      iWORLD PROJECTS & SYSTEMS, INC.


                                      By /s/ David Pells
                                      --------------------------------------
                                      David L. Pells, President, acting CEO